UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2015 (December 1, 2015)

IRONWOOD GOLD CORP.

(Name of small business issuer specified in its charter)

Nevada	000-53267	74-3207792
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File No.)	Identification No.)

Box 730-411-Brink Street, Ashcroft BC, V0K 1A0	VOK 1A0
(Address of principal executive offices)	(Zip Code)

(250) 453-0033

(Registrant's telephone number)

23 West Nye Ln., Ste. 129, Carson City, NV 89706

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Ironwood Gold Corp. (the "Company") is currently delinquent with its filings under the Securities and Exchange Act of 1934, as amended. Its last periodic filing was made for the quarter ended May 31, 2014.

The Company has been notified by Alpha Capital Anstalt that Alpha has commenced a legal action in the Supreme Court of British Columbia against Andrew McKinnon, a director and former chief executive officer of the Company and 104672 B.C. Ltd., a corporation incorporated under the laws of British Columbia. Mr. McKinnon is the sole director of this entity.

In its Complaint, Alpha Capital indicates that between August 2011 and July 16, 2015, it provided debt financing to the Company and its subsidiary, The Wilderness Way Adventure Resort, totaling $3,180,000. On or about July 16, 2015, the Complaint alleges that Alpha loaned $500,000 to the Company with the explicit understanding that $370,000 was to be used to purchase another specific resort adventure company operating in British Columbia. The Complaint alleges that Mr. McKinnon knew that $370,000 was to be used for no other purpose. On or about July 17, 2015, the Defendant, McKinnon, allegedly transferred in excess of $370,000 that were in the account to the Defendant 104672 B.C. Ltd. The relief sought by the Plaintiff includes a declaration that the Defendants are holding the $370,000 in trust for the Plaintiff.

The Complaint also alleges that a security agreement was executed between the Company and Alpha Capital in March 2014. Pursuant to this security agreement, on September 30, 2015, Alpha Capital demanded that the Company transfer its 100% ownership of the shares of The Wilderness Way Adventure Resort to Alpha Capital, as the Company had defaulted under the terms of the Notes by failing to timely file all periodic reports with the Securities and Exchange Commission. Mr. McKinnon refuses to acknowledge that The Wilderness Way was owned by Ironwood. The relief sought also requests the Court to declare that Alpha Capital is the sole shareholder of the Wilderness Way Adventure Resort.

In the alternative, Plaintiff claims damages for conversion, as well as cost of litigation and other further relief that the Court deems just.

On or about October 9, 2015, the directors of the Company passed a resolution approving the transfer of The Wilderness Way Adventure Resort shares into Alpha Capital. On or about October 14, 2015, the Company executed an assignment transferring the shares of Wilderness to Alpha.

The Wilderness Way Resort located in British Columbia, the ownership which is currently in dispute, is currently closed for the winter.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ironwood Gold Corp.

Dated: December 21, 2015	By:	/s/ Solomon Mayer
Interim Chief Executive Officer